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                                                                     Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS]


                               November 22, 2000


Hanover Compressor Company
12001 N. Houston Rosslyn
Houston, Texas  77086

               Re:  Hanover Compressor Company
                    Registration Statement on Form S-3
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Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Hanover Compressor Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale by the selling stockholders named in the Registration Statement (the "Offering") of up to 2,000,000 shares of the Company's common stock, par value $.001 per share (the "Shares"). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

          In our capacity as such counsel, we are generally familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of all such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          You are hereby advised that an individual who is of counsel to our firm serves as an officer of the Company and certain subsidiaries of the Company. In addition, certain partners of our firm are direct owners of equity securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              /s/ LATHAM & WATKINS